
<ARTICLE> 5
<LEGEND>

The following schedule contains summary financial information which has been extracted from the consolidated financial statements of GOLDEN CHIEF
RESOURCES INC. for the interim financial statements filed on Form 10-QSB for the periods indicated. These summary schedules are qualified in their entirety by reference to such financial statements and the notes thereto.

</LEGEND>

<CIK> 0000752391
<NAME> Golden Chief Resources, Inc.


<PERIOD-TYPE>                   9-MOS                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1999             SEP-30-1998
<PERIOD-END>                               JUN-30-1999             JUN-30-1998
<CASH>                                            2995                       0
<SECURITIES>                                     17119                       0
<RECEIVABLES>                                     1000                       0
<ALLOWANCES>                                         0                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                 21114                       0
<PP&E>                                               0                       0
<DEPRECIATION>                                       0                       0
<TOTAL-ASSETS>                                   21114                       0
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                       1024176                  994640
<OTHER-SE>                                   (1003062)                (994640)
<TOTAL-LIABILITY-AND-EQUITY>                     21114                       0
<SALES>                                              0                       0
<TOTAL-REVENUES>                                   899                       0
<CGS>                                                0                       0
<TOTAL-COSTS>                                        0                       0
<OTHER-EXPENSES>                                 11285                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                                   0                       0
<INCOME-PRETAX>                                 (6828)                       0
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                             (6828)                       0
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    (6828)                       0
<EPS-BASIC>                                        0                       0
<EPS-DILUTED>                                        0                       0


